Exhibit 5.1

October 25, 2005

McCormick & Schmick's Seafood Restaurants, Inc.
720 SW Washington Street, Suite 550
Portland, Oregon 97205

        We have acted as counsel to McCormick & Schmick's Seafood Restaurants, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 relating to (i) 496,550 shares of common stock of the Company to be offered by the Company (the "Company Shares"), 116,550 of which shares are subject to an overallotment option granted by the Company to the underwriters, and (ii) 3,971,200 shares of common stock of the Company to be offered by selling stockholders of the Company (the "Selling Stockholder Shares"), 466,200 of which shares are subject to an overallotment option granted by certain selling stockholders to the underwriters.

        We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion.

        Based on the foregoing, it is our opinion that:

        (1)   The Company is a corporation existing under the laws of the state of Delaware;

        (2)   The Company Shares are duly authorized shares of common stock of the Company;

        (3)   The Company Shares, when issued and sold in the manner described in the Registration Statement and in accordance with resolutions adopted by the Board of Directors of the Company and by the Pricing Committee of the Board of Directors of the Company, and when payment therefor shall have been received by the Company, will be legally issued, fully paid and nonassessable;

        (4)   The Selling Stockholder Shares have been legally issued and are fully paid and nonassessable.

        We consent to the use of our name in the Registration Statement and in the Prospectus filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
STOEL RIVES LLP